UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2013

TRI Pointe Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35796	27-3201111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19520 Jamboree Road, Suite 200, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 478-8600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On Thursday afternoon an executive of the Company misspoke in an interview with the media and inadvertently transposed numbers, giving 2013 revenue expectations that were incorrect. The Company’s 2013 outlook as set forth in its May 14, 2013 press release announcing its first quarter results remains unchanged. For 2013, the Company expects to open seven new selling communities for the balance of 2013, five in Southern California, one in Northern California and one in Colorado. In the second quarter, the Company expects to deliver approximately 55 to 60% of its 143 units in backlog as of March 31, 2013. Based on the recent strength of the Company’s new home order absorption rates, the growth in the backlog through April, combined with the increased confidence surrounding new community openings for the balance of the year, the Company is providing an initial outlook range for 2013. Assuming some modest year-over year increases in average sales prices per community, the Company is expecting to deliver between 350 and 360 units in 2013 which will generate home sales revenue in the range of $205 to $210 million.

A copy of the Company’s May 14, 2013 press release was included as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on that same date. The Company’s statements with respect to its 2013 outlook are not statements of historical fact and are forward-looking statements. They speak only as of the date of this Form 8-K, and the Company disclaims any obligation to update these statements unless required by law, and cautions you not to rely on them unduly. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The following factors, among others, may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: economic changes either nationally or in the markets in which the Company operates, including declines in employment, volatility of mortgage interest rates and inflation; a downturn in the homebuilding industry; continued volatility and uncertainty in the credit markets and broader financial markets; the Company’s future operating results and financial condition; the Company’s business operations; changes in the Company’s business and investment strategy; availability of land to acquire and the Company’s ability to acquire such land on favorable terms or at all; availability, terms and deployment of capital; continued or increased disruption in the availability of mortgage financing or the number of foreclosures in the market; shortages of or increased prices for labor, land or raw materials used in housing construction; delays in land development or home construction resulting from adverse weather conditions or other events outside the Company’s control; the cost and availability of insurance and surety bonds; changes in, or the failure or inability to comply with, governmental laws and regulations; the timing of receipt of regulatory approvals and the opening of projects; the degree and nature of the Company’s competition; the Company’s leverage and debt service obligations; the Company’s relationship, and actual and potential conflicts of interest, with Starwood Capital Group; availability of qualified personnel and the Company’s ability to retain its key personnel; and additional factors discussed under the sections captioned “Risk Factors” included in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

The information furnished pursuant to this Item 7.01 shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013

TRI Pointe Homes, Inc.

By	/s/ Michael D. Grubbs
Michael D. Grubbs,
Chief Financial Officer and Treasurer

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